UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2020

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Chicago, IL		60631
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2020, the Compensation Committee of Methode Electronics, Inc. (“Methode”) awarded performance-based restricted stock (“Performance-Based RSAs”), performance units (“Performance Units”) and time-based restricted stock units (“RSUs”) to our executive officers.  The Performance-Based RSAs and Performance Units were awarded pursuant to a Long-Term Performance-Based Award Agreement and the RSUs were awarded pursuant to a Long-Term Time-Based Award Agreement.  All awards were made under Methode’s 2014 Omnibus Incentive Plan (the “Plan”).

After a comprehensive review of various design alternatives and market practices presented by the Compensation Committee’s independent executive compensation consultant, Frederic W. Cook & Co., Inc., one of the critical determining factors the Compensation Committee considered in granting another five-year, long-term incentive program was the performance of the two prior five-year, long-term incentive programs which concluded as of the end of fiscal 2015 and fiscal 2020.  Consistent with our prior five-year programs, the Compensation Committee currently expects that these Performance-Based RSAs, Performance Units and RSUs will be the only equity-based awards made to our executive officers during this new five-year period which ends on May 3, 2025, i.e., fiscal 2021 through fiscal 2025. The Compensation Committee believes the mix of performance-based and time-based awards supports Methode’s operating performance and retention objectives.  The Performance Units represent an opportunity for participants to receive a cash payment based on the price of Methode’s common stock to the extent that fiscal 2025 EBITDA exceeds target performance for the Performance-Based RSAs.  At the discretion of the Compensation Committee, the Performance Units may be settled in shares of Methode’s common stock.  The Compensation Committee determined that EBITDA is the appropriate performance metric for the program.

The tables below set forth details regarding the awards to the named executive officers.

Executive	Target Performance-Based RSAs	Time-Based RSUs	Maximum Performance Units*
Donald Duda Chief Executive Officer	375,000	375,000	187,500
Ronald Tsoumas Chief Financial Officer	75,500	75,500	37,750
Joseph E. Khoury Chief Operating Officer	144,000	144,000	72,000
Anil Shetty President, Dabir Surfaces	68,000	34,000	23,000

* Executives will only begin to earn Performance Units in the event Methode’s fiscal 2025 EBITDA exceeds the Performance-Based RSA target performance goal of $300 million.

Performance-Based RSAs

The Performance-Based RSAs may be earned based on fiscal 2025 performance relative to established goals for threshold and target performance.  The executives will not earn any shares of Performance-Based RSAs if threshold performance is not met. For Messrs. Duda, Tsoumas and Khoury, performance will be based on Methode’s earnings before net interest, taxes, fixed asset depreciation and intangible asset amortization (“EBITDA”) for fiscal 2025, subject to certain adjustments, including adjustments for non-accretive acquisitions and divestitures.

The performance goals and corresponding percentages of Restricted Stock eligible to be earned by these executives are set forth below.

Performance Goal	Fiscal 2025 EBITDA, As Adjusted	Percentage of Restricted Stock Earned*
Threshold Performance	$270 million	50%
Target Performance	$300 million	100%

        *  Payouts are interpolated for performance falling between established performance measures.

For Mr. Shetty, performance will be based on the fiscal 2025 EBITDA of our Dabir Surfaces subsidiary, subject to adjustments for acquisitions.

Dividends will not be paid on the Performance-Based RSAs until the shares have been earned.  At such time, the executives will be entitled to a dividend equivalent payment based on the dividends declared during the restricted period and the number of shares earned.

In the event of an executive’s death or disability, the executive will earn all of the shares of Performance-Based RSAs.  In general, in the event of an executive’s qualified retirement, the executive will be eligible to earn a prorated number of shares of Performance-Based RSAs based on the number of months elapsed since May 2, 2020 (the first day of fiscal 2021), and the fiscal 2025 EBITDA for Methode or Dabir Surfaces, as applicable.  If Mr. Duda retires after fiscal 2023, he will be eligible to earn all of the Performance-Based RSAs subject to the Methode fiscal 2025 EBITDA achieved.  In the event Messrs. Duda, Tsoumas or Khoury are terminated without cause (as defined in the Plan) after fiscal 2021, the executive will be eligible to earn a prorated number of Performance-Based RSAs Stock based on the number of months elapsed since May 2, 2020, and Methode’s fiscal 2025 EBITDA.

In the event of a change of control of Methode in which either (i) the successor company does not assume or replace the Performance-Based RSAs or (ii) the successor company assumes or replaces the Performance-Based RSAs, and the executive is terminated without cause or resigns for good reason within the next two years, the executive may earn a prorated number of shares.  The proration for Messrs. Duda and Shetty will be based on the number of months elapsed since May 2, 2020.  For Messrs. Tsoumas and Khoury, if the change of control occurs in fiscal 2021, the executive will not earn any shares, and if the event occurs in fiscal 2024 or 2025, the executive will earn all of the shares.  If the change of control or termination occurs in fiscal 2022 or 2023, the proration for Messrs. Tsoumas and Khoury will be based on the number of months elapsed since May 2, 2020.

Performance Units

If fiscal 2025 EBITDA for Methode or Dabir Surfaces, as applicable, exceeds target performance, the executives are eligible to earn Performance Units based on performance relative to goals for target and maximum performance.  The performance goals and corresponding percentages of Performance Units eligible to be earned by Messrs. Duda, Tsoumas and Khoury are set forth below.

Performance Goal	Fiscal 2025 EBITDA, As Adjusted	Percentage of Performance Units Earned*
Target Performance	$300 million	0%
Maximum Performance	$330 million	100%

        *  Payouts are interpolated for performance falling between established performance measures.

The Performance Units shall be settled and paid in cash based on the number of Performance Units earned and the price of Methode’s common stock at that time.  At the discretion of the Compensation Committee, the Performance Units may be settled in shares of Methode’s common stock instead of cash.

Dividend equivalents will not be paid on any Performance Units settled in cash.  If the Performance Units are settled in common stock, then the executives will be entitled to a dividend equivalent payment based on the dividends declared during the period between the date of the Committee’s decision and the end of the restricted period, and the number of Performance Units earned.  Dividend equivalents will not be paid on any Performance Units that are not earned.

In the event of an executive’s death or disability, or a change in control of Methode, all of the Performance Units will be forfeited to Methode.  In general, in the event of an executive’s qualified retirement, the executive will be eligible to earn a prorated number of Performance Units based on the number of months elapsed since May 2, 2020 and the fiscal 2025 EBITDA for Methode or Dabir Surfaces, as applicable.  If Mr. Duda retires after fiscal 2023, he will be eligible to earn all of the Performance Units subject to the Methode fiscal 2025 EBITDA achieved.  In the event Messrs. Duda, Tsoumas or Khoury are terminated without cause after fiscal 2021, the executive will be eligible to earn a prorated number of Performance Units based on the number of months elapsed since May 2, 2020, and Methode’s fiscal 2025 EBITDA .

Time-Based RSUs

The RSUs are subject to a five-year vesting period based on continued service, with thirty percent (30%) vesting on April 29, 2023 and May 4, 2024, and forty percent (40%) vesting on May 3, 2025.  Dividend equivalents will not be paid on the RSUs until the units have vested.  At such time, the executives will be entitled to a dividend equivalent payment based on the dividends declared during the vesting period and the number of vested RSUs.

In the event of an executive’s death or disability, all unvested RSUs will become immediately and fully vested.  In general, in the event of an executive’s qualified retirement, a prorated number of RSUs will vest based on the months elapsed since May 2, 2020. If Mr. Duda retires after fiscal 2023, all unvested RSUs will immediately vest.   In the event Messrs. Duda, Tsoumas or Khoury are terminated without cause after fiscal 2021, the executive will earn a prorated number of Restricted Stock Units based on the number of months elapsed since May 2, 2020.

In the event of a change of control of Methode in which either (i) the successor company does not assume or replace the RSUs or (ii) the successor company assumes or replaces the RSUs and then the executive is terminated without cause or resigns for good reason within two years, all unvested RSUs will become immediately and fully vested.

The descriptions of these awards are qualified by reference to the full text of the Form of 2020 Long-Term Performance-Based Award Agreement (CEO), Form of 2020 Long-Term Performance-Based Award Agreement (COO and CFO), Form of 2020 Long-Term Performance-Based Award Agreement (Dabir), Form of 2020 Long-Term Time-Based Award Agreement (CEO), Form of 2020 Long-Term Time-Based Award Agreement (COO and CFO) and Form of 2020 Long-Term Time-Based Award Agreement (Dabir) attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and the Plan which was filed as Exhibit 10.1 to Methode’s Form 8-K filed on September 22, 2014.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

10.1Form of 2020 Long-Term Performance-Based Award Agreement (CEO)

10.2Form of 2020 Long-Term Performance-Based Award Agreement (COO and CFO)

10.3Form of 2020 Long-Term Performance-Based Award Agreement (Dabir)

10.4Form of 2020 Long-Term Time-Based Award Agreement (CEO)

10.5Form of 2020 Long-Term Time-Based Award Agreement (COO and CFO)

10.6Form of 2020 Long-Term Time-Based Award Agreement (Dabir)

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: September 28, 2020	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas
Chief Financial Officer